                                                                      Exhibit A

         Each of Kathleen M. Dolan and Paul J. Dolan is currently a trustee (a "Trustee" and together, the "Trustees") for each of the trusts listed below (collectively, the "Family Trusts"), which as of August 3, 2006, beneficially owned in the aggregate, either directly or indirectly through their membership interests in Dolan Family LLC, 7,978,925 shares of Class B Common Stock, par value $.01 per share, of the Issuer (the "Class B Common Stock"). Class B Common Stock is convertible at the option of the holder thereof, share for share, into Class A Common Stock, par value $.01 per share, of the Issuer (the "Class A Common Stock"). Under each trust, if there are more than three Trustees, a majority of the Trustees must act with respect to voting and disposition of the Class B Common Stock, and unanimous consent is not required. If there are only two Trustees, both must consent. As a Trustee of the Family Trusts, each of the Trustees may be deemed to share the power to vote and dispose of all shares held by the Family Trusts and Dolan Family LLC. Under certain rules of the Securities and Exchange Commission, so long as the Trustees retain such powers, they may be deemed to have beneficial ownership thereof for purposes of Schedule 13D reporting. The Trustees expressly disclaim beneficial ownership of such shares and this report shall not be construed as an admission that such persons are the beneficial owners of such securities.

         The following table lists the name of each Family Trust and the name of its beneficiary or description of its beneficiary class.

         Name of Trust                     Beneficiary
         -------------                     -----------
         Dolan Descendants Trust           All descendants of Charles F. Dolan living at
                                           any time and from time to time.

         Dolan Progeny Trust               All children of Charles F. Dolan living at any
                                           time and from time to time.

         Dolan Grandchildren Trust         All children and grandchildren of Charles F.
                                           Dolan living at any time and from time to time.

         Dolan Spouse Trust                All descendants of Charles F. Dolan living at any
                                           time and from time to time and their spouses.



         Pursuant to the provisions of the agreements governing the Family Trusts, the economic interest in the shares of the Issuer owned by each Family Trust is held by such trust's beneficiary class. For each Trust, distributions of income and principal can be made in the discretion of the non-beneficiary Trustee (in each case, Paul J. Dolan) to any one or more of the members of such trust's beneficiary class.

         Kathleen M. Dolan is a co-Trustee of each of the DC James Trust (with Paul J. Dolan as co-Trustee), the DC Patrick Trust (with Mary S. Dolan as co-Trustee), the DC Thomas Trust (with Matthew J. Dolan as co-Trustee), the DC Kathleen Trust (with Paul J. Dolan as co-Trustee), the DC Marianne Trust (with Matthew J. Dolan as co-Trustee) and the DC Deborah Trust (with Mary S. Dolan as co-Trustee) (together, the "DC Trusts"), which as of August 3, 2006, beneficially owned in the aggregate 11,493,942 shares of Class B Common Stock.

         The following table lists each DC Trust's name and the name of its beneficiary (each a "Current Beneficiary") .

Name of Trust                                     Beneficiary
-------------                                     -----------
DC James Trust                                    James L. Dolan

DC Patrick Trust                                  Patrick F. Dolan

DC Thomas Trust                                   Thomas C. Dolan

DC Kathleen Trust                                 Kathleen M. Dolan

DC Marianne Trust                                 Marianne Dolan Weber

DC Deborah Trust                                  Deborah A. Dolan-Sweeney



         For each of the DC Trusts other than the DC Kathleen Trust, distributions of income and principal can be made in the discretion of the Trustees to the Current Beneficiary. For the DC Kathleen Trust, distributions of income and principal can be made in the discretion of the non-beneficiary Trustee to the Current Beneficiary. For each of the DC Trusts, the Current Beneficiary has the power during his or her life to appoint all or part of his or her DC Trust to or for the benefit of one or more of his or her descendants.

         The beneficiary of any DC Trust can be said to have only a contingent economic interest in the securities of the Issuer held by such DC Trust because the non-beneficiary Trustee thereof has the sole discretion to distribute or accumulate the income from each DC Trust and the sole discretion to distribute the principal of each DC Trust to the beneficiary of such DC Trust.

         Kathleen M. Dolan is a co-Trustee of each of the CFD Trust No. 1 (with Paul J. Dolan as co-Trustee), CFD Trust No. 2 (with Mary Dolan as co-Trustee), CFD Trust No. 3 (with Matthew Dolan as co-Trustee), CFD Trust No. 4 (with Mary Dolan as co-Trustee), CFD Trust No. 5 (with Matthew J. Dolan as co-Trustee), and CFD Trust No. 6 (with Paul J. Dolan as co-Trustee) (collectively, the "CFD Children's Trusts"). As of August 3, 2006, the CFD Children's Trusts beneficially owned an aggregate of 1,084,918 shares of Class A Common Stock and 10,380,845 shares of Class B Common Stock.

         For each of the CFD Children's Trusts, except CFD Trust No. 1, distributions of income and principal can be made in the Trustees' discretion to the child of Charles F. Dolan and Helen A. Dolan who is the current beneficiary of the respective CFD Children's Trust (the "Current CFD Beneficiary"). For CFD Trust No. 1, distributions of income and principal can be made in the non-beneficiary Trustee's discretion to Kathleen M. Dolan who is the current beneficiary of this trust. The Current CFD Beneficiary has a power during his or her life to appoint all or part of the relevant CFD Children's Trust to or for the benefit of one or more of the Current CFD Beneficiary's descendants. Upon the death of the Current CFD Beneficiary, the relevant CFD Children's Trust, if not previously terminated, will pass as appointed by the Current CFD Beneficiary to or for the benefit of one or more of the Current CFD Beneficiary's descendants. Any unappointed portion of such Trust will pass, in further trust, per stirpes to the Current CFD Beneficiary's then living descendants, or if none, per stirpes to the then living descendants of Charles F. Dolan, or if none, among the heirs-at-law of Charles F. Dolan.

         The following table lists the CFD Children's Trusts and the name of its beneficiary.

Name of Trust                                     Beneficiary
-------------                                     -----------
CFD Trust No. 1                                   Kathleen M. Dolan

CFD Trust No. 2                                   Deborah A. Dolan-Sweeney

CFD Trust No. 3                                   Marianne Dolan Weber

CFD Trust No. 4                                   Patrick F. Dolan

CFD Trust No. 5                                   Thomas C. Dolan

CFD Trust No. 6                                   James L. Dolan

         Paul J. Dolan is the sole Trustee of CFD Trust No. 10. As of August 3, 2006, CFD Trust No. 10 owned 39,259 shares of Class A Common Stock and 409,511 shares of Class B Common Stock. Paul J. Dolan does not have an economic interest in any such shares, but, as the Trustee of CFD Trust No. 10, does have the power to vote and dispose of such shares. Under certain rules of the Securities and Exchange Commission, so long as he retains such powers, he may be deemed to have beneficial ownership thereof for purposes of Schedule 13D reporting.

         Distributions of income and principal of CFD Trust No. 10 can be made in the Trustee's discretion to Marie Atwood, the current beneficiary, who is the sister of Helen A. Dolan. Marie Atwood has a power during her life to appoint all or part of CFD Trust No. 10 to or for the benefit of one or more of her descendants. Upon the death of Marie Atwood, the trust, if not previously terminated, will pass as appointed by Marie Atwood to or for the benefit of one or more of her descendants. Any unappointed portion of the trust will pass, in further trust, per stirpes to Marie Atwood's then living descendants, or if none, among Marie Atwood's heirs-at-law. Marie Atwood's spouse, if he survives her, has a power during his life and upon his death to appoint all or part of any such continuing trust(s) to or for the benefit of one or more of Marie Atwood's descendants.

         Kathleen M. Dolan is the sole Trustee of the Charles Dolan 1989 Trust (for the benefit of Charles P. Dolan), the Ryan Dolan 1989 Trust, the Marissa Waller 1989 Trust, and the Tara Dolan 1989 Trust (collectively, the "DC Grandchildren Trusts"). As of August 3, 2006, the DC Grandchildren Trusts beneficially owned an aggregate of 242,508 shares of Class B Common Stock. Until the respective beneficiary attains age 21, the income of the relevant DC Grandchildren Trust may be distributed to or for the benefit of such beneficiary as the Trustee's discretion determines. Any net income not so distributed is to be accumulated and added to the principal of the relevant DC Grandchildren Trust. From and after the respective beneficiary attaining age 21, all of the net income of the relevant DC Grandchildren Trust is to be distributed to such beneficiary. In addition, during the continuance of relevant DC Grandchildren Trust, the Trustee in the Trustee's discretion may distribute the principal of the relevant DC Grandchildren Trust to or for the benefit of the respective beneficiary. Upon the respective beneficiary attaining age 40, the relevant DC Grandchildren Trust for the respective beneficiary terminates and is to be distributed to such beneficiary. If the respective beneficiary dies before attaining age 40, such beneficiary has a testamentary general power of appointment over the relevant DC Grandchildren Trust. In default of the exercise of such power of appointment, the relevant DC Grandchildren Trust will be distributed to the respective beneficiary's then-living issue, per stirpes, or if none, to Charles F. Dolan's then-living grandchildren, in equal shares, or if none, to Charles F. Dolan's then-living issue, per stirpes.

         Marissa Waller has attained the age of 21 and has an economic interest in the Issuer's shares held by her respective trust. Beneficiaries of each of the other DC Grandchildren Trusts can be said to have only a contingent economic interest in the securities of the Issuer, because such beneficiaries have not attained the age of 21.

         The following table lists the DC Grandchildren Trusts and the name of its beneficiary or description of the beneficiary class with respect to each such trust.

Name of Trust                          Beneficiary
-------------                          -----------
Charles Dolan 1989 Trust               Charles P. Dolan and descendants

Ryan Dolan 1989 Trust                  Ryan Dolan and descendants

Marissa Waller 1989 Trust              Marissa Waller and descendants

Tara Dolan 1989 Trust                  Tara Dolan and descendants

         Each of Lawrence J. Dolan and David M. Dolan (each, a "2001 Trustee" and together, the "2001 Trustees") is currently a Trustee of the Charles F. Dolan 2001 Family Trust (the "2001 Trust"). As of August 3, 2006, the 2001 Trust owned 319,086 shares of Class A Common Stock and 7,490,024 shares of Class B Common Stock. The property held in the trust is divided into equal portions, each held in separate sub-trust, such that at all times there is one sub-trust in respect of each then living child of Charles F. Dolan. The beneficiary of each sub-trust is the child for whom the sub-trust was set apart, and the descendants of such child (each, a "Beneficiary" and, together, "the Beneficiaries"). As a 2001 Trustee, Lawrence J. Dolan has the shared power to vote and dispose of all shares held by the 2001 Trust. David M. Dolan, as a 2001 Trustee, shares the power to vote and dispose of all shares held by the 2001 Trust. Under certain rules of the Securities and Exchange Commission, so long as Lawrence J. Dolan and David M. Dolan retain such powers, each may be deemed to have beneficial ownership thereof for purposes of Schedule 13D reporting.

         During the lives of Charles F. Dolan and Helen A. Dolan, distributions of income and principal of any sub-trust can be made in the discretion of Lawrence J. Dolan and David M. Dolan, as Trustees, to any of the Beneficiaries of such sub-trust. Upon the death of the survivor of Charles F. Dolan and Helen
A. Dolan, the Trustee shall distribute any remaining trust principal to the child for whom such sub-trust was set apart or if such child is not then living, to such child's then living descendants, per stirpes. If there are no such living descendants, then the Trustee shall distribute any remaining trust principal to the Dolan Family Foundation or any successor thereto or, if it is not then in existence, then to a charitable organization.

         Each Beneficiary has a right of withdrawal with respect to certain contributions made to his or her respective sub-trust that constitute a gift within the meaning of Chapter 12 of the Internal Revenue Code, and that do not exceed the gift tax exclusion found in Section 2503(b) of the Code. If the right of withdrawal is not exercised, such right lapses with respect to all or a certain portion of such gift (i) 30 days following Charles F. Dolan's death,
(ii) on the last day of the calendar year in which such gift is made (or 60 days following the gift, if later), and (iii) on the first day of the subsequent calendar year. A donor may deny any Beneficiary the right of withdrawal with respect to a gift. To the extent of this right of withdrawal, the Beneficiaries may be said to have a direct economic interest in trust assets, including, if applicable, securities of the Issuer which may be contributed as a gift to the 2001 Trust. Currently, no portion of trust assets may be withdrawn by any Beneficiary pursuant to the right of withdrawal.

         Except to the extent of the right of withdrawal, Beneficiaries of the 2001 Trust have only a contingent economic interest in the securities of the Issuer held by the 2001 Trust because Lawrence J. Dolan and David M. Dolan, as Trustees thereof have the sole discretion to distribute or accumulate the income and the sole discretion to distribute the principal of the 2001 Trust to the Beneficiaries.